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EXHIBIT 23.5

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The Board of Directors
Pacific Energy Resources Ltd.

We have issued our estimates of reserves and future revenue to the Pacific Energy Resources Ltd. proposed interest in certain oil and gas properties located in the Beta field federal waters offshore California as of December 31, 2006 and our estimates of reserves and future revenue to the Pacific Energy Resources Ltd. interest in certain oil and gas properties located in Kern County, California as of December 31, 2006 and hereby consent to the references to our reports in the foregoing Registration Statement on Form S-1 of Pacific Energy Resources Ltd. and Prospectus contained therein, and to the use of our name as it appears under the caption "Independent Petroleum Engineers."

                                      NETHERLAND, SEWELL & ASSOCIATES, INC.


                                      By: /s/ Danny D. Simmons
                                          --------------------------------------
                                          Danny D. Simmons, P.E.
                                          President and Chief Operating Officer



Houston, Texas
February 5, 2008